MEMBERSHIP INTEREST TRANSFER AND ASSIGNMENT AGREEMENT

THIS MEMBERSHIP INTEREST TRANSFER AND ASSIGNMENT AGREEMENT ("**Agreement**") is made as of October 19 2011 (the "**Effective Date**"), by and among KCI Investments, LLC, a Nevada limited liability company ("**Buyer**"), Cap's of SD, LLC, a California limited liability company ("**Cap's SD**"), and Kisha Spendthrift Trust ("**Trust**" and when taken together with Cap's SD, collectively, "**Sellers**"). Buyer, Cap's SD and Trust may sometimes be referred to herein individually as a "**Party**" and collectively as the "**Parties**."

RECITALS

A. Trust is the sole member of Cap's SD.

B. Cap's SD is the sole member of Capriotti's Mission Valley, LLC, a California limited liability company ("**Mission Valley**").

C. Buyer desires to purchase all of the membership interests of (1) Cap's SD from Trust and (2) Mission Valley from Cap's SD pursuant to the terms of this Agreement.

D. Mission Valley is subject to that certain Shopping Center Lease between PITV, L.P., a Delaware limited partnership ("**Landlord**"), as landlord, and Mission Valley, as tenant, dated as of January 11, 2011 (the "**Lease**").

E. Cap's SD is subject to that certain Area Development Agreement between Capriotti's Sandwich Shop, Inc., a Nevada corporation ("**Franchisor**"), and Cap's SD dated May 17, 2010, as supplemented by that certain Area Development Agreement Addendum of the same date (collectively, the "**Development Agreement**"), and that certain Franchise Agreement between Franchisor and Cap's SD dated January 12, 2011 (the "**Franchise Agreement**").

F. Sellers have provided Buyer with copies of the Lease, Area Development Agreement and Franchise Agreement.

G. Sellers are willing to sell the membership interests in Cap's SD and Mission Valley to Buyer pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual terms, covenants and conditions of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1
SALE OF MEMBERSHIP INTERESTS

1.01. **Purchase Price**. Subject to the terms of this Agreement, including, without limitation, Sellers' conditions precedent set forth below, Trust agrees to sell its entire

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membership interest in Cap's SD to Buyer and Cap's SD agrees to sell its entire membership interest in Mission Valley to Buyer for a purchase price of Five Hundred Thousand Dollars ($500,000) (the "**Purchase Price**"), which Purchase Price shall be payable as follows:

a. Buyer shall pay Sellers One Hundred Thousand Dollars ($100,000) at the Closing (as defined below);

b. Buyer shall pay Sellers separate installments of Fifty Thousand Dollars ($50,000) each on the first day of each of the four months immediately following the Closing; and

c. Buyer shall pay Sellers the remaining balance of Two Hundred Thousand Dollars ($200,000) on the first day of the sixth month immediately following the Closing.

Buyer shall pay Sellers such Purchase Price in cash or other immediately available funds.

1.02. **Conditions Precedent**. The following conditions precedent shall apply to Sellers' obligation to sell the membership interests in Cap's SD and Mission Valley to Buyer:

a. Within three (3) days after the Effective Date, the Parties shall have obtained Franchisor's consent to the transfer of the membership interests in Cap's SD contemplated herein as required under the Franchise Agreement and the Development Agreement pursuant to terms reasonably acceptable to Sellers, which terms shall include, without limitation, the release of Michael J. Mona III from the guaranty under the Franchise Agreement (any transfer fees due in connection with such consents up to Twenty Thousand Dollars ($20,000) shall be split equally by Sellers and Buyer as further provided below);

b. Buyer shall make all of its deliveries at the Closing as required under Section 1.03; and

c. Buyer's representations and warranties shall be true in all material respects as of the Closing.

In the event all of the above conditions are not satisfied or waived by Sellers within the timeframes set forth above, this Agreement shall automatically terminate at such time such condition must be satisfied or waived and the Parties' obligations shall terminate unless this Agreement provides that any such obligations survive the termination of this Agreement.

1.03 **Closing**. The closing of the transfer of the membership interests in Cap's SD and Mission Valley contemplated herein shall occur within five (5) days after the conditions precedent set forth in Section 1.02(a) above are satisfied or waived by Sellers (the "**Closing**"). At the Closing, the Parties, as applicable, shall make the following deliveries:

a. Trust shall execute an assignment of its membership interests in

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Cap's SD to Buyer;

b. Cap's SD shall execute an assignment of its membership interests in Mission Valley to Buyer;

c. Buyer shall make the following payments to Sellers: (1) One Hundred Thousand Dollars ($100,000) of the Purchase Price as set forth above; (2) Buyer shall pay Cap's SD an additional payment of Five Thousand Six Hundred Forty Three and 60/100 Dollars ($5,643.60), which amount represents the security deposit under the Lease previously paid by Mission Valley; and (3) one half (1/2) of any transfer fees due in connection with obtaining Franchisor's consent under the Development Agreement and Franchise Agreement.

Cap's SD and Trust, as applicable, shall be entitled to their respective portions of income, gain, loss, deduction or credit allocable to the membership interests transferred by such Party on or before the Closing. In connection with the Closing, Buyer shall be entitled to Cap's SD's deposit of Ninety Thousand Dollars ($90,000) under the Development Agreement without obligation to pay for such deposit, provided, however, in the event Trust reacquires the membership interest of Cap's SD pursuant to the terms of this Agreement, Cap's SD shall be entitled to retain any remaining portion of such deposit at the time of such acquisition and Trust shall be entitled to recover any amount of such deposit from Buyer used by Franchisor to cure any default under the Development Agreement following the Closing.

1.04 **Buyer's Covenants**. Buyer covenants that it shall or shall cause Cap's SD or Mission Valley, as applicable, to:

a. Pay the installments of the Purchase Price when due.

b. No later than six (6) months after the Closing, Buyer shall obtain Landlord's consent to the transfer of the membership interests in Mission Valley contemplated herein as required under the Lease pursuant to terms reasonably acceptable to sellers, which terms shall include, without limitation, the release of Michael J. Mona, Jr. and Rhonda H. Mona (collectively, "**Guarantors**") as guarantors under the Lease, and provide copies of such consent to Sellers. Buyer assumes all risks related to obtaining Landlord's consent under the Lease and shall further indemnify Guarantors as provided below.

c. (1) not issue, transfer, assign or sell any membership interest in Cap's SD or Mission Valley until the Purchase Price is paid in full; (2) not sign (or permit to be signed) or agree to any documents or arrangements creating or perfecting any lien, restriction, pledge or encumbrance upon any of the membership interests of Cap's SD or Mission Valley except in favor of Sellers; (3) otherwise create, suffer, or permit to exist any liens, restrictions, pledges, or encumbrances upon the membership interests in Cap's SD or Mission Valley other than in favor or Sellers; or (4) not amend the organizational documents of Cap's SD or Mission Valley.

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d. Timely perform all obligations and make all payments due under the Lease, Franchise Agreement and Development Agreement.

e. Provide Sellers with immediate notice of any default under the Lease, Franchise Agreement or Development Agreement.

f. Assume all obligations of Cap's SD under the Franchise Agreement and Development Agreement and of Mission Valley under the Lease.

g. Promptly after the Closing, report the change of managers of Cap's SD and Mission Valley to the California Secretary of State and make any necessary filings related to such change.

h. Not amend, terminate or otherwise modify the Lease, Franchise Agreement or Development Agreement without Sellers' prior written consent.

i. Provide Sellers with copies of all agreements, including, without limitation, leases, entered into by Cap's SD or Mission Valley related to its obligations under the Development Agreement and the expansion of any franchise contemplated thereunder.

1.05 **Pledge of Membership Interests; Financing Statement Authorization**. As security for the prompt payment of the Purchase Price and the performance of Buyer's obligations hereunder, as of the Closing, Buyer pledges, grants, transfers, and assigns (a) to Cap's SD, a security interest in all of Buyer's right, title and interest in and to all of the membership interests in Mission Valley and (b) to Trust, a security interest in all of Buyer's right, title and interest in and to all of the membership interests in Cap's SD. So long as no Event of Default (as defined below) shall have occurred and be continuing, Buyer shall be entitled to exercise any and all voting and other consensual rights pertaining to the membership interests of Cap's SD and Mission Valley or any part thereof. Buyer irrevocably authorizes Sellers at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements deemed necessary or desirable by Sellers to establish or maintain the validity, perfection and priority of the security interests granted in this Section 1.05.

1.06 **Events of Default**. Any of the following occurrences shall constitute an "**Event of Default**" of Buyer under this Agreement:

a. Buyer shall pay fail to pay any amount when due hereunder whether on the due date, upon acceleration, or otherwise;

b. Following the Closing, Cap's SD shall default under the Franchise Agreement or under the Development Agreement beyond any applicable grace or cure period or Mission Valley shall default under the Lease beyond any applicable cure period.

c. Buyer shall fail to perform or fail to cause Cap's SD or Mission

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Valley, as applicable, to perform any other obligations under this Agreement within five (5) days after Sellers provide written notice to Buyer of such failure.

1.07 **Remedies upon Event of Default**. Upon the happening of any Event of Default, Sellers, as applicable, shall have the right, in addition to any other rights or remedies available to Sellers, to exercise any one or more of the following rights and remedies:

a. Sellers may accelerate Buyer's obligation to pay the entire Purchase Price or any balance remaining under this Agreement, whereupon such payments shall become immediately due and payable, without notice of default, acceleration or intention to accelerate, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Buyer);

b. Sellers, upon written notice to Buyer, shall have the option to terminate all rights of Buyer to exercise the voting and other consensual rights with respect to the membership interests in Cap's SD and Mission Valley. If Sellers exercise such option, all such rights shall thereupon become vested in Trust (with respect to the membership interests in Cap's SD) and Cap's SD (with respect to the membership interests in Mission Valley), as applicable, who shall thereupon have the sole right to exercise such voting or other consensual rights. Buyer shall execute and deliver (or cause to be executed and delivered) to Sellers, as applicable, all such proxies and other instruments as Sellers may reasonably request for the purpose of enabling Sellers to exercise the voting and other rights which they are entitled to exercise pursuant to the preceding sentence;

c. Sellers, upon written notice to Buyer, shall have the option to require Buyer to transfer all membership interests in Cap's SD and/or Mission Valley to Trust and Cap's SD, as applicable, or otherwise foreclose on such membership interests. In the event Sellers exercise their right to reacquire the membership interests as contemplated herein, Sellers shall be entitled to retain all portions of the Purchase Price previously received by Sellers; and

d. Sellers shall have the option, but not the obligation, to cure any default of Cap's SD or Mission Valley, as applicable, under the Franchise Agreement, Development Agreement, the Lease or any other obligation of Buyer at Buyer's sole cost and expense. Any amounts paid by Sellers in connection with the foregoing shall be immediately due and payable by Buyer to Sellers upon Sellers' demand therefor.

SECTION 2
REPRESENTATIONS, WARRANTIES and COVENANTS OF SELLERS

As an inducement to Buyer to enter into this Agreement, Sellers hereby represent and warrant to Buyer as follows:

2.01. Cap's SD is the sole owner of the membership interests of Mission Valley and all rights appurtenant thereto free and clear of all liens, encumbrances, restrictions, claims,

ks

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reversions, options or other agreements other than those set forth in the Lease, Franchise Agreement and Development Agreement. Trust is the sole owner of the membership interests of Mission Valley and all rights appurtenant thereto free and clear of all liens, encumbrances, restrictions, claims, reversions, options or other agreements other than those set forth in the Lease, Franchise Agreement and Development Agreement.

2.02. This Agreement has been duly executed and delivered by Sellers and constitutes a valid and binding obligation of Sellers, enforceable in accordance with its terms.

2.03 Other than the consents required from Franchisor and Landlord under the Development Agreement, Franchise Agreement and Lease, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Sellers in connection with their execution, delivery and performance of this Agreement or the transactions contemplated hereby.

2.04. The warranties enumerated above in Section 2 shall be deemed to survive one (1) year after the Closing.

SECTION 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

As an inducement to Sellers to enter into this Agreement, Buyer hereby represents and warrants to Sellers as follows:

3.01. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

3.02. Other than the consents required from Franchisor and Landlord under the Development Agreement, Franchise Agreement and Lease, no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

3.03 In connection with the purchase and acquisition of the membership interests hereunder, Buyer (a) is financially able to bear all the risks of holding such membership interests for an indefinite period of time; (b) has sufficient knowledge and experience in financial and business matters to be able to evaluate the merits and risks of, and otherwise make an informed investment decision with respect to, the acquisition of such membership interests; (c) has been provided by (or has had access to) all information that Buyer has requested from Sellers in connection with the acquisition of such memberships interests; (d) has been afforded the opportunity to ask questions of, and receive answers from, Sellers concerning the terms and conditions of this Agreement and the purchase of such membership interests; (e) has been given the opportunity to obtain any additional information necessary to verify the accuracy of the information furnished by Sellers; (f) understands that such membership interests have not been

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registered under the Securities Act of 1933 or the securities law of any jurisdiction in reliance on that such membership interests either not being a "security" under those laws or their issuance being exempted from registration under those laws; and (g) will acquire such membership interests for Buyer's own account with the intention of holding such interests for investment and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of any securities laws or any other applicable law.

3.04 Buyer acknowledges and agrees that Sellers have not made any representations or warranties regarding the potential sales volumes, profits or level of success of the business ventures of Cap's SD or Mission Valley. Buyer is relying on its own investigations and determinations in purchasing such membership interests.

3.05. The representations and warranties enumerated above in Section 3 shall be deemed to survive the termination of this Agreement.

SECTION 4
BUYER'S RELEASE

This Section 4 shall survive the termination of this Agreement. Buyer, jointly and severally, for itself, and its heirs, successors, assigns, legal representatives, and agents, and any and all persons or parties claiming under Buyer (jointly and severally, **"Buyer Releasors"**), hereby expressly and unconditionally releases, discharges, indemnifies and hold harmless Sellers, and Sellers' successors, assigns, legal representatives, members, managers, directors, officers, employees, sales persons, representatives, and agents from any and all claims, causes of action, demands, judgments, and executions under the laws of the United States, the State of Nevada or any other jurisdiction, which the Buyer Releasors, and anyone claiming through or under them, or any of them, has ever had, or now has, or may have, or may claim to have, whether known or unknown, absolute or contingent, arising out of, or related in any way to the membership interests of Cap's SD and Mission Valley, the Lease, the Development Agreement and the Franchise Agreement, and/or any other matters with respect thereto, including, without limitation, any disputes or claims with respect thereto. **WITHOUT LIMITING THE FOREGOING, BUYER RELEASORS EXPRESSLY ACKNOWLEDGE THAT ALTHOUGH ORDINARILY A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE PARTY RELEASED, BUYER RELEASORS HAVE CAREFULLY CONSIDERED AND TAKEN INTO ACCOUNT IN DETERMINING TO ENTER INTO THIS AGREEMENT THE POSSIBLE EXISTENCE OF SUCH UNKNOWN LOSSES OR CLAIMS.**

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Buyer's Initials

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Further, Buyer expressly assumes all obligations of Cap's SD, Mission Valley, and Guarantors, including, without limitation, any obligations to employees and all obligations under the Lease, Franchise Agreement and Development Agreement.

SECTION 5
INDEMNIFICATION

This Section 5 shall survive the termination of this Agreement.

5.01 Sellers' Indemnification. Cap's SD and Trust, each solely on behalf of itself, shall indemnify Buyer for and hold Buyer harmless from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorneys' fees, indemnities, subrogations (contractual or equitable) or duties, of any nature, character or description whatsoever, whether known or unknown, fixed or contingent, matured or not yet matured, anticipated or unanticipated, asserted or unasserted, arising from, or relating to, any breach by Sellers of their representations and warranties hereunder.

5.02 Buyer's Indemnification. Without limiting anything set forth in Section 4, Buyer shall indemnify Sellers and Guarantors for and hold Sellers and Guarantors harmless from any and all claims, demands, losses, damages, actions, causes of action, suits, debts, promises, liabilities, obligations, liens, costs, expenses, attorneys' fees, indemnities, subrogations (contractual or equitable) or duties, of any nature, character or description whatsoever, whether known or unknown, fixed or contingent, matured or not yet matured, anticipated or unanticipated, asserted or unasserted, arising from, or relating to, directly or indirectly, (1) the membership interests of Cap's SD and Mission Valley after the Closing, (2) any breach by Buyer of its representations, warranties or obligations hereunder, and (3) all obligations of Cap's SD, Mission Valley and Guarantors under any agreements, including, without limitation, any employment agreements, the Franchise Agreement, Development Agreement and the Lease.

SECTION 6
MISCELLANEOUS

6.01 Confidentiality. The terms and conditions of this Agreement shall be kept confidential and shall not be disclosed by any Party or their representatives or agents in any manner except: a) any Party may disclose the terms and conditions of this Agreement to the extent necessary for the conduct of their business affairs, to their professional advisors, attorneys, accountants, regulatory or taxing authorities or present or proposed corporate affiliates; b) pursuant to court order issued by a court of competent jurisdiction; or c) to enforce this Agreement. This Section 6 shall survive the termination of this Agreement. Without limiting the foregoing, in the event the Closing does not occur, Buyer shall return all copies of the Development Agreement, Franchise Agreement and Lease to Sellers and shall not disclose any terms of such agreements.

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6.02 Further Assurances. The Parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement or to show the ability to carry out the intent and purposes of this Agreement.

6.03 Attorneys' Fees. In the event of a dispute between the Parties concerning the enforcement or interpretation of this Agreement, the prevailing Party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately by the other Party to such dispute for reasonably incurred attorneys' fees and other costs and expenses.

6.04 Severability. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition (after giving effect to the next sentence in this Section 6.04) does not materially impair the ability of the Parties to consummate the transactions contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition, there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or unenforceable term, provision, covenant or condition as may be possible.

6.05 Interpretation. This Agreement is an agreement between financially sophisticated and knowledgeable parties, each of which has had the opportunity to be represented by counsel, and is entered into by the Parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared (or caused the preparation of) this Agreement or the relative bargaining power of the Parties.

6.06 Entire Agreement. This Agreement contains the entire agreement between the Parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

6.07 Time of Essence. Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

6.08 Captions and Pronouns. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and shall in no way whatsoever define, limit, amplify or describe the scope or intent of this Agreement, nor in any way be used in interpreting the terms of this Agreement or affect this Agreement. Personal pronouns used herein shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context.

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6.09 Modification and Waiver. No modification, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by all Parties. No waiver shall be valid unless the same is in writing and signed by the Party against which the enforcement of such waiver is or may be sought. The waiver by a Party of any breach of this Agreement or of any full or partial condition for performance hereunder shall not operate or be construed to be a waiver of any subsequent breach or condition. There are no third party beneficiaries to this Agreement.

6.10 Section References. Unless specified otherwise, all references to Sections herein refer to the Sections of this Agreement.

6.11 Governing Law and Venue. The Parties hereby expressly agree that the terms and conditions hereof, and the subsequent performance hereunder, shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada. Clark County, Nevada shall be the exclusive venue for any action brought by any Party in any way connected with or related to this Agreement.

6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one (1) and the same agreement binding on the Parties, notwithstanding that the Parties shall not have signed the same counterpart. Facsimile signatures and signatures transmitted by e-mail through an Adobe file format document shall be sufficient to bind the Parties to this Agreement.

6.13 Brokers. Each of the Parties hereto represents to the other that it has not entered into any agreement for the payment of any fees, compensation or expenses to any person, firm or corporation in connection with the transactions provided for herein. Each Party agrees to hold and save the other harmless from any such fees, compensation or expenses which may be suffered by reason of any such agreement or purported agreement by the indemnifying party.

6.14 Binding Effect. This Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successive owners, and permitted assigns of the Parties.

6.15 No Assignment. No Party shall assign its rights or obligations hereunder without the consent of the other Parties.

6.16 Notice. Any and all notices and demands by either Party to the other Party required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, if made by Federal Express or other similar courier service keeping records of deliveries and attempted deliveries or when served by telecopy or similar facsimile transmission. Service by mail or courier shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner. Facsimile transmissions received during

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business hours during a business day shall be deemed made on such business day. Facsimile transmissions received at any other time shall be deemed received on the next business day.

To Sellers: 8686
Cliffridge Ave
La Jolla CA 92037
Attn: Michael Mona III
Fax: (702) ___-___ [redacted] 702-871-4708

To Buyer: KCT Investments LLC
4833 S. Dean Martin Dr
Las Vegas NV 89103
Attn: Ken Antos
Fax: 262-248-4153

Either Party may change its address for the purpose of receiving notices or demands under this Agreement by a written notice given in the manner required by this Section 6.16 to the other Party, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other Party.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the day and year first above written.

CAP'S SD:

CAP'S OF SD, LLC,
a California limited liability company

By: ______________________
Name: Michael J. Mona III
Its: Manager

KISHA TRUST:

Kisha Spendthrift Trust

By: ______________________ 10/19/11
Name: Michael J. Mona Jr.
Its: Co-Trustee

BUYER:

KCI INVESTMENTS, LLC,
a Nevada limited liability company

By: ______________________
Name: KEN ANTES
Its: MANAGING MEMBER